                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [    ]

Check the appropriate box:
[ X ]    Preliminary Proxy Statement
[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting material pursuant to Section 240.14a 11(c) or Section
         240.14a-12

                          Rotonics Manufacturing Inc.
-------------------------------------------------------------------------------
                [Name of Registrant as Specified in its Charter]

                          Rotonics Manufacturing Inc.
-------------------------------------------------------------------------------
                   [Name of person(s) Filing Proxy Statement]

Payment of Filing Fee (Check the appropriate box)
[ X ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14A-6(i)(1) or 14a-6(i)(2)
[   ]    $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3)
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11

      1. Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

      3. Per unit price or other underlying value transaction computed pursuant to Exchange Act Rule 0-11: *

         ----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         * Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously paid:------------------------------------------
         2)   Form, Schedule or Registration Statement No.:--------------------
         3)   Filing Party:----------------------------------------------------
         4)   Date Filed:------------------------------------------------------

NOTES:

                                                                PRELIMINARY COPY




                          ROTONICS MANUFACTURING INC.

                               _________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 10, 1996


         The Annual Meeting of Stockholders of ROTONICS MANUFACTURING INC. (the "Company") will be held on December 10, 1996 at 9:30 a.m. local time at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248, for the purpose of considering and voting on the following matters:

                  1.      Election of Directors.

                  2. Approval of an Amended and Restated Certificate of Incorporation to eliminate the Company's authorized shares of Preferred Stock.

                  3. Ratification of the appointment of Arthur Andersen as the Company's independent auditors for the year ending June 30, 1997.

                  4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.


         Only stockholders of record at the close of business on October 18, 1996 will be entitled to notice of and to vote at such meeting or any adjournments or postponements thereof.


                                              By Order of the Board of Directors



                                                   E. Paul Tonkovich
                                                   Secretary


Gardena, California
October 28, 1996


                      WHETHER OR NOT YOU EXPECT TO ATTEND
                       THE MEETING IN PERSON, PLEASE READ
                        THE ENCLOSED PROXY STATEMENT AND
                       SIGN AND RETURN THE ENCLOSED PROXY
                        CARD AS SOON AS POSSIBLE IN THE
                          ENCLOSED POSTPAID ENVELOPE.

                          ROTONICS MANUFACTURING INC.
                          17022 South Figueroa Street
                           Gardena, California  90248
                                 (310) 538-4932


                                PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Rotonics Manufacturing Inc. (the "Company") of proxies in the accompanying form, relating to the annual meeting of stockholders (the "Annual Meeting") to be held December 10, 1996 at 9:30 a.m. local time at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248, or any adjournments thereof. The Proxy Statement and the enclosed proxy are being mailed to stockholders on or about October 28, 1996.

         Only stockholders of record at the close of business on the record date, October 18, 1996, are entitled to vote at the meeting. On that date there were outstanding and entitled to vote 14,167,811 shares of Common Stock ($.01 par value) of the Company. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by plurality of votes cast. Approval of the Company's Amended and Restated Certificate of Incorporation to eliminate the authorized shares of Preferred Stock must be approved by the vote of the holders of a majority of the outstanding shares of Common Stock and all other proposals submitted to the stockholders must be approved by the vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are counted as votes against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved or not. Holders of shares of Common Stock are entitled to one vote per share on each matter to come before the meeting. Stockholders do not have cumulative voting rights.

         If the enclosed proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted at the meeting in accordance with the stockholder's instructions. If no instructions are given with respect to any matter, the proxy will be voted for such matter. Any stockholder giving a proxy for the meeting in the accompanying form may revoke it at any time prior to its being voted, by filing with the Secretary of the Company at the Company's principal executive office, 17022 South Figueroa Street, Gardena, California 90248, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company will upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

                SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

         The following table and the footnotes thereto set forth, as of October 18, 1996, certain information regarding Common Stock of the Company beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, by each director and by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

                   NAME OF                          AMOUNT AND NATURE OF                      PERCENT
               BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)                    OF CLASS
               ----------------                    --------------------                       --------
 Sherman McKinniss                                         5,328,720(2)                         37.6
 L. John Polite, Jr.                                         528,628                             3.7
 Larry DeDonato                                              118,332(3)                           *
 James E. Evans                                                1,000                              *
 David C. Polite                                              22,222                              *
 E. Paul Tonkovich                                            87,555(4)                           *
 Douglas W. Russell                                           75,664(5)                           *
 All directors and all                                     6,162,121(2)(3)(4)(5)                43.5
 executive officers of
 the Company as a group (7 individuals)
 Linn Derickson                                            1,020,437(6)                          7.2

--------------------

 *       Less than 1%.

(1) Unless otherwise indicated, shares are held with sole voting and investment power.

(2) Consisting of: (i) 5,026,720 shares of Common Stock held by Mr. McKinniss jointly with his spouse; and (ii) 302,000 shares of Common Stock held by a pension plan for the benefit of Mr. McKinniss. Mr. McKinniss' address is 17022 South Figueroa Street, Gardena, California 90248.

(3) Consisting of: (i) 108,333 shares of Common Stock held by Mr. DeDonato jointly with his spouse; (ii) 3,333 shares of Common Stock held by a pension plan for the benefit of Mr. DeDonato; and (iii) 6,666 shares of Common Stock held by the minor child of Mr. DeDonato.

(4) Consisting of: 87,555 shares of Common Stock held by Mr. Tonkovich as trustee of a profit sharing trust of which Mr. Tonkovich is a beneficiary.

(5) Consisting of: (i) 45,664 shares of Common Stock and owned jointly by Mr. Russell and his spouse; and (ii) 30,000 held by the minor children of Mr. Russell.

(6) Consisting of 1,020,437 shares of Common Stock held jointly by Mr. Derickson with his spouse. Mr. Derickson's address is 1305 West Brooks Street, Ontario, California 91761.

                       PROPOSAL 1 -ELECTION OF DIRECTORS

         A board of six directors is to be elected to serve until the next Annual Meeting of Stockholders. Sherman McKinniss, Larry DeDonato, L. John Polite, Jr., David C. Polite, James E. Evans and E. Paul Tonkovich have been nominated for election as directors of the Company at the Annual Meeting. All of the nominees for director currently serve on the Board of Directors.
Messrs. McKinniss, Tonkovich and L. John Polite, Jr. were elected to the Board of Directors in August 1991 in connection with the merger into the Company of Rotonics Molding, Inc.-Chicago ("RMIC"). David C. Polite was elected to the Board at the 1993 Annual Meeting of Stockholders, Larry DeDonato was elected to the Board at the 1994 Annual Meeting of Stockholders, and James Evans was elected to the Board at the 1995 Annual Meeting of Stockholders.

         It is intended that all proxies submitted in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of the six nominees. In case any of the nominees is unavailable for election, an event which is not now anticipated, the enclosed proxy may be voted for the election of a substitute nominee or nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         Information regarding each of the six nominees is set forth below.
The descriptions of the business experience of these individuals include all principal positions held by them from 1990 to the date of this Proxy Statement.

         Sherman McKinniss (age 60) has served as President and Chief Executive Officer of the Company since August 1991 and as Chairman of the Board since December 1994. Prior to that, Mr. McKinniss had been President, a director and one of the owners of RMIC. Previously, Mr. McKinniss owned and operated Rotational Molding, Inc. ("RMI") which he sold to the Company in 1986 and was a partial owner of Rotational Molding, Inc.-Florida which was merged into RMIC in 1988.

         Larry M. DeDonato (age 42) has owned and operated an optometry practice in central California since before 1989. In addition, Mr. DeDonato was an assistant professor at the Southern California College of Optometry from 1979 until 1986. Mr. DeDonato is the son-in-law of Mr. McKinniss.

         L. John Polite, Jr.(age 75) served as Chairman of the Board and Vice President of the Company from August 1991 until December 1994. He has been a director of Peridot Holdings, Inc. and Peridot Chemicals (N.J.), Inc. located in Wayne, New Jersey since 1987 and was Chairman of the Board of these companies from 1987 until 1992. Mr. Polite was an owner of RMIC. He was Chairman of the Board of Essex Chemical Corp. (N.J.) from 1962 to 1988. He has served as a director of Witco Corp. and Jones Medical since 1988.

         David C. Polite (age 41) has been a practicing attorney in the Portland, Oregon area since the fall of 1991. In December 1988, he cofounded Seaboard Investors, an investment group, and serves as its Vice President. Prior to that time, he served as Special Counsel for Corporate Development to Essex Chemical Corporation from before 1988, and from December 1982 through June 1986, he served as Staff Attorney for the United States Securities and Exchange Commission. David C. Polite is the son of L. John Polite, Jr.

         James E. Evans(age 67) has served as President of Lancaster Colony Commercial Products Inc., a subsidiary of Lancaster Colony Corporation since 1978. From 1972 to 1978 Mr. Evans was Director of Corporate Marketing of Lancaster Colony Corporation and from 1970 to 1972 was Vice-President of Marketing of Barr, Inc., a subsidiary of Lancaster Colony Corporation. Prior to this, Mr. Evans was President of Buckeye Plastics Co., a subsidiary of Buckeye International from 1967 to 1970.

         E. Paul Tonkovich (age 58) has served as Secretary of the Company since August 1991. He has been a practicing attorney since January 1966. He was legal counsel to RMIC and to Mr. McKinniss and is now legal counsel for the Company.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors held five meetings during fiscal year 1996. Each director attended all of the meetings of the Board of Directors.

         The Board has an Audit Committee, comprised in fiscal year 1996 of Larry DeDonato, L. John Polite, David C. Polite and James E. Evans. The functions of the Audit Committee are to approve of the engagement of the Company's independent accountants and to review with them the plan and scope of their audit for each year, the results of such audit when completed, and their fees for services performed. During fiscal year 1996, the Audit Committee held three meetings. Each member of the Audit Committee attended all of those meetings.

         The Board also has a Nominating Committee, comprised in fiscal 1996 of Mr. McKinniss and L. John Polite. The function of the Nominating Committee is to nominate candidates for election to the Board of Directors of the Company at its next annual stockholders meeting. During fiscal year 1996, the Nominating Committee held one meetings. Each member of the Nominating Committee attended that meeting. The Nominating Committee will consider nominees recommended by Stockholders. The names of such nominees should be forwarded to the Secretary of the Company at the address appearing on the first page of this Proxy Statement, who will submit such names to the Nominating Committee.

EXECUTIVE OFFICERS

         The present executive officers of the Company are Sherman McKinniss, Chairman of the Board, President and Chief Executive Officer; E. Paul Tonkovich, Secretary; and Douglas W. Russell, Treasurer, Chief Financial Officer and Assistant Secretary. Mr. Russell has been employed by the Company since May 1991. Prior to that he was a Senior Auditor for the accounting firm of Hallstein & Warner from 1988 until 1991, and was the Assistant Controller of RMI from September 1985 to September 1987. Mr. Russell is the son-in-law of Mr. McKinniss.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received in the three fiscal years ended June 30, 1996, by the Company's Chief Executive Officer, the only executive officers whose salary and bonus exceeded $100,000 in 1996. Mr. McKinniss joined the Company in August 1991.

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL
                                                         COMPENSATION
            NAME AND                               ------------------------
            PRINCIPAL                              Salary             Bonus                 ALL OTHER
            POSITION                 YEAR           ($)                ($)                COMPENSATION
            --------                 ----          -----              -----               ------------
 Sherman McKinniss                   1996         $329,852           $38,611                $3,858(1)
  President and CEO                  1995         $300,000           $25,027                $3,354(1)
                                     1994         $244,616           $15,066                $2,902(1)

---------------------------

(1) Consists of the annual premium on a term life insurance policy covering Mr. McKinniss, as to which he is the named insured and beneficiary. The Company is obligated to pay this premium pursuant to Mr. McKinniss' employment agreement.

OPTIONS/EXECUTIVE OFFICERS

         No stock options were exercised by the Company's Chief Executive Officer in fiscal year 1996, and during the fiscal year no stock options were granted to the Chief Executive Officer and no options were held by him at fiscal year end.


REPORT OF THE BOARD/EXECUTIVE COMPENSATION

         Executive Officers. The annual compensation of the Company's executive officers, other than Mr. McKinniss, is recommended by the President and reviewed and approved by the Board of Directors. The salary recommendations are based on the President's perspective of the value of that position at the Company, the executive's individual performance, the Company performance and compensation for similar positions at other companies within the industry. The Company believes that compensation of the Company's executive officers should be sufficient to attract and retain highly qualified personnel and should also provide meaningful incentives for superior performance. The Company seeks to reward achievement of long and short-term performance goals measured by successful development of new products, increases in sales volumes, meeting or exceeding financial targets established by the Board of Directors, and other factors. The Company's executive compensation generally consists of a base salary and a cash bonus. The Board of Directors may also issue stock options pursuant to the Company's Stock Option Plan as additional long-term incentive compensation to its key executives. No options were granted in fiscal 1996. Annual cash bonuses granted to the Company's executives, other than for Mr. McKinniss and Mr. Russell, are discretionary and are based on evaluation of job performance and the attainment of various goals. The Company currently provides no retirement benefits to its executive officers.

         Chief Executive Officer. The Company's Board of Directors meets once each year, separately from Sherman McKinniss, to discuss compensation arrangements for Mr. McKinniss, Chairman, President and CEO, and the employment contract with him (see "Employment Agreements"). The base salary and bonus paid to Mr. McKinniss is determined within the guidelines of his employment agreement, which establishes a base salary and a minimum annual increase tied to the cost of living. The Board of Directors may approve of a base salary in excess of that required by the contractual cost of living increase based on the Board's determination of Mr. McKinniss' performance and contribution using a similar process and philosophy as that employed for other executive officers. The Board of Directors assess Mr. McKinniss' leadership, performance and contributions towards achieving the Company's long-term strategic and financial objectives. There is no specific formula employed between the Company's stated goals and performance and the Board's determination; instead the Board's judgment and discretion is used in determining the base salary. The cash bonus paid to Mr. McKinniss during fiscal 1996 was approved by the Board of Directors in accordance with the terms outlined in his employment agreement.

                                      The Board of Directors
                                      L. John Polite, Jr.
                                      Sherman McKinniss
                                      David C. Polite
                                      Larry DeDonato
                                      James Evans
                                      E. Paul Tonkovich


COMPENSATION COMMITTEE - INTERLOCKS AND INSIDER PARTICIPATION

         As described above, the Company's compensation decisions are made by the Board of Directors as a whole, based on recommendations made to the Board by Mr. McKinniss, the Company's Chief Executive Officer, for other executive officers. Mr. McKinniss does not participate in discussions regarding his own compensation.

CERTAIN TRANSACTIONS

         In March 1993, the Board of Directors authorized a program allowing the exchange of outstanding Series A Preferred Stock for shares of Common Stock based on the $1.00 liquidation value of the Preferred Stock compared with the fair market value of the Company's Common Stock at the date of exchange. In accordance with the program, Mr. McKinniss exchanged 1,567,779 shares of Preferred Stock for shares of Common Stock based on the fair market value of the Company's Common Stock at the dates of exchange, which ranged from $.6875 to $2.4375. In addition, L. John Polite has exchanged all of his 322,360 shares of Preferred Stock for shares of Common Stock based on the fair market value of the Company's Common Stock at the date of these exchanges, which was $0.6875.

         In September 1995, the Board of Directors unanimously approved the exchange of all remaining outstanding Series A Preferred Stock for Common Stock based on the ratio of one share of Common Stock for every two shares of Series A Preferred Stock held as of that date. Mr. McKinniss subsequently exchanged all of his remaining 2,158,950 shares of Preferred Stock for shares of Common Stock.

         During the fiscal year ended June 30, 1996, the Company incurred legal fees and costs amounting to approximately $83,000 for services performed by E. Paul Tonkovich Professional Corporation, of which E. Paul Tonkovich, the Secretary and a director of the Company, is an employee.

EMPLOYMENT AGREEMENTS

         The Company has entered into an employment contract with Mr. McKinniss which expires August 12, 1999. The agreement provides for a minimum annual base salary of $200,000 and is increased on each anniversary of the agreement (August 12) by an amount at least equal to the annual percentage increase in the Consumer Price Index for the Los Angeles-Long Beach area. The Board of Directors may, in its discretion, increase the base salary by a greater amount. Effective September 1, 1996, the annual salary for Mr. McKinniss was increased to $343,720. See "Report of the Board/Executive Compensation". In addition to Mr. McKinniss's base salary, under the agreement he is to be paid an annual bonus equal to one percent (1%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th. The agreement contains certain noncompetition and nondisclosure covenants. The agreement also allows for termination of employment by either party voluntarily or for cause as outline in the agreement. If the Company terminates the employment of Mr. McKinniss for reasons other than cause, disability or death, Mr. McKinniss will be entitled to receive termination payments equal to the continuance of his current base salary for a period of twelve (12) months from termination.

COMPENSATION OF DIRECTORS

         During the fiscal year ended June 30, 1996, directors (other than those who were employees of the Company) were paid $600 for each meeting of the Board they attended. All members of committees of the Board received $250 for each meeting which they attended, plus reimbursement for reasonable expenses incurred unless such meetings occurred on the day of meetings of the full Board, in which case such committee members received no additional compensation. The Company incurred directors fees totalling $14,400 in fiscal year 1996. Directors who are employees of the Company have not been separately compensated for their services as directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership (Form 3) and changes in ownership of such stock (Forms 4 and 5).

         To the Company's knowledge, based solely upon review of the copies of such reports furnished to it, during fiscal year ended June 30, 1996, all
Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except Mr. L. John Polite, Jr. filed a late Form 4 report reflecting the disposition of 45,000 shares of Common Stock during March 1996 and a late Form 4 report reflecting the disposition of 100,000 shares of Common Stock during April 1996.

                               PERFORMANCE GRAPH

      The following graph shows a comparison of five-year cumulative total stockholder return among the Company, the Standard & Poor 500 Index and the Standard & Poor Specialty Chemical Index, assuming $100 invested on June 30, 1991 in each.



                               PERFORMANCE GRAPH
                        FOR ROTONICS MANUFACTURING INC.
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN





                              [PERFORMANCE GRAPH]

                                                                     SHAREHOLDER RETURNS
                                                                      JUNE INDEX RETURNS
         COMPANY/INDEX                             1991     1992    1993     1994    1995     1996
         ROTONICS MANUFACTURING INC( RMI           100      128.76  115.30   193.06  237.66   257.86
         S&P 500 INDEX                             100      113.41  128.87   130.68  164.75   207.59
         S&P CHEMICALS - SPECIALLY INDEX           100      112.77  133.46   119.60  153.45   172.82





                                  PROPOSAL 2 -
         APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         The Board of Directors has approved an Amended and Restated Certificate of Incorporation to eliminate the 4,250,000 authorized shares of Preferred Stock and to restate the other provisions of the Company's Certificate of Incorporation in one document.

         The Company is currently authorized to issue 20,000,000 shares of Common Stock and 4,250,000 shares of Preferred Stock. As of October 18, 1996, there were 14,167,811 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

         The principle reason for the elimination of the Preferred Stock is that there are no longer any outstanding shares. The Preferred Stock originally was authorized in order to effect the 1991 merger of RMIC into Koala Technologies Corporation, the predecessor to the Company. Since that time, all Preferred Shares either have been redeemed or exchanged for shares of Common Stock. In addition, the elimination of the Preferred Shares will reduce the dollar amount of the Company's Delaware franchise taxes, the calculation of which takes into consideration the number of the Company's authorized shares.

         In connection with the elimination of the authorized Preferred Stock, the Board of Directors approved an Amended and Restated Certificate of Incorporation so as to restate the other provisions of the Company's Certificate of Incorporation into one document. As a result of the merger with RMIC in 1991 and the subsequent merger of other subsidiaries into the Company, the Company's Certificate of Incorporation has been amended numerous times and is contained in several documents. The Board of Directors believes it will be preferable for the Certificate of Incorporation to be contained in one simplified document containing all provisions. Other than for the elimination of the Preferred Stock, no other substantive change will be made to the Company's Certificate of Incorporation.

         The elimination of the authorized Preferred Stock would become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. If the elimination of the Preferred Shares is approved by the stockholders, the Board of Directors intends to cause the Amended and Restated Certificate of Incorporation to be filed as soon as practicable after the date of the Annual Meeting. Upon effectiveness of the proposed amendment, the Company's Amended and Restated Certificate of Incorporation would read as set forth in Annex A hereto.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK IS REQUIRED TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.


                                  PROPOSAL 3 -
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors recommends to the stockholders the ratification of the appointment of Arthur Andersen as the Company's independent accountants for fiscal year 1997. Arthur Andersen acted as the Company's independent accountants for fiscal year 1996. Representatives of Arthur Andersen are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.


                                 OTHER MATTERS

         As of the time of preparation of this Proxy Statement, the Board of Directors knew of no matter other than the matters described herein which will be presented at the meeting. However, if any other matter properly comes before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

         This Proxy Statement will be accompanied by the Company's Annual Report for the fiscal year ended June 30, 1996, when it is delivered to stockholders.

         Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the annual meeting of stockholders to be held in 1997 must submit such proposals so as to be received by the Company at 17022 South Figueroa Street, Gardena, California 90248, on or before June 27, 1997.

                                    ANNEX A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ROTONICS MANUFACTURING INC.


         ARTICLE ONE. Name. The name of the Corporation is "Rotonics Manufacturing Inc."

         ARTICLE TWO. Registered Office. The address of the registered office of the Corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

         ARTICLE THREE. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         ARTICLE FOUR.  Capital Stock.

                  A. Authorized Capital. The Corporation is authorized to issue one (1) class of shares of stock to be designated "Common Stock". The total number of shares of Common Stock which the Corporation is authorized to issue is Twenty Million (20,000,000), each share to have a par value of $.01. Each outstanding share of Common Stock as of this date is to remain as one share of Common Stock.

         ARTICLE FIVE.  Limitation of Liability and Indemnification of
Directors.

                  A. Elimination of Certain Liability of Directors. Each director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation of the State of Delaware, or (iv) for any transaction from which such director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after filing this Certificate of Incorporation with the Delaware Secretary of State so as to authorize corporate action further eliminating or limiting the personal liability of directors, then the lability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                 Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  B.      Indemnification and Insurance.

                          (1)     Right to Insurance.  Each person who was or
is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation or an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director is not entitled to be indemnified under this Section or otherwise.
The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                          (2)     Non-Exclusivity of Rights.  The right to
indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive or any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                          (3)     Insurance.  The Corporation may maintain
insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, lability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         ARTICLE SIX. Management of Business. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the directors need not be elected by ballot unless required by the Bylaws of the Corporation.

         ARTICLE SEVEN. Bylaws. In furtherance and not in limitation of the powers conferred by stature, the Board of Directors and the stockholders of the Corporation are each expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

         ARTICLE EIGHT. Amendments. The Corporation reserves the right to amend and repeal any provision contained in this certificate of Incorporation, and to take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

                          ROTONICS MANUFACTURING INC.


            PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
             MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 10, 1996.

         The undersigned hereby appoints Sherman McKinniss and E. Paul Tonkovich, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the capital stock of ROTONICS MANUFACTURING INC. (the "Company") which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248 at 9:30 a.m. on December 10, 1996, and at any adjournments or postponements of such meeting, as follows:

          1. To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the nominees listed below:

                 _____ FOR all nominees    _____  WITHHOLD AUTHORITY to
                       listed below               vote for all listed
                       except those               nominees.
                       whose names are
                       handwritten on
                       the line below.


         Sherman McKinniss, Larry DeDonato, L. John Polite, Jr., David C. Polite, James E. Evans and E. Paul Tonkovich. To withhold authority to vote for any of the above nominees, write the nominee's name below:

                 __________________________________________________



          2. To approve of an Amended and Restated Certificate of Incorporation to eliminate the authorized shares of Preferred Stock.

                 ______ For         ______ Against             ______ Abstain


          3. To ratify the appointment of Arthur Andersen as the Company's independent accountants for the fiscal year ending June 30, 1997.

                 ______ For         ______ Against             ______ Abstain

          4. To transact such other business as properly may come before the meeting.

                    The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

                    ________________________________________

                    ________________________________________


                    Signature(s) of Stockholder(s)

                    Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.


                    Date:  _______________, 1996



                   PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.





                                      -2-